Exhibit 99.1
SIGNATURE COPY
AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
     THIS AGREEMENT, made and entered into as of this 25th day of August, 2005, being the last date of execution hereof as set forth beneath the signatures below (the “Effective Date”) by and between ANDREW CORPORATION, an Illinois corporation (“Seller”), and KIMBALL HILL SUBURBAN CENTERS, L.L.C., an Illinois limited liability company, (“Purchaser”).
WITNESSETH:
     WHEREAS, Seller is the owner of a parcel of real estate in the Village of Orland Park (“Village”) commonly known as 10500 West 153rd Street, Orland Park, Illinois 60462 and consisting of improved industrial, office and warehouse property on approximately 103.2163 net acres of land (approximately 105.3671 gross acres) which parcel of real estate is legally described in Exhibit A attached hereto and made a part hereof (the “Land”); and
     WHEREAS, Seller desires to sell, transfer and convey to Purchaser, and Purchaser desires to purchase from Seller the Land, together with all right, title and interest of Seller in and to all rights, privileges, easements, hereditaments and appurtenances in any way incident, appertaining or belonging to the Land and all buildings and improvements currently existing or hereafter constructed or installed on, in, over or under the Land in “as is” condition as hereinafter set forth, subject to and in accordance with each of the terms and conditions set forth below; and
     WHEREAS, such sale, transfer and conveyance shall take place in two closings, the first to be for the parcel south of 153rd Street comprising approximately 30 acres (“Parcel 1”) and the second to be for the parcel north of 153rd Street, comprising approximately 74 acres (“Parcel 2”), both to take place in the manner described herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto mutually covenant and agree as follows:
     1. AGREEMENT TO PURCHASE.
          Seller agrees to sell, transfer and convey to Purchaser, and Purchaser agrees to purchase and accept from Seller the Land in two (2) closings under the terms and for the purchase price set forth herein below.
     2. PURCHASE PRICE.
          The total purchase price (the “Purchase Price”) to be paid to Seller by Purchaser for the Land shall be Twenty-Eight Million Five Hundred Thousand and no/100 Dollars ($28,500,000.00) payable as follows: Eleven Million Four Hundred Thousand and no/100 Dollars ($11,400,000.00) for Parcel 1 and Seventeen Million One Hundred Thousand and no/100 Dollars ($17,100,000.00) for Parcel 2 for a total of Twenty-Eight Million Five Hundred Thousand and no/100 Dollars ($28,500,000.00). The Purchase Price for each Parcel, plus or minus prorations, shall be payable at the Closing (as hereinafter defined) of such Parcel. The Purchase Price for each Parcel, plus or minus prorations as provided herein, shall be paid by Purchaser to Seller at the Closing thereof in immediate available funds wire transferred to an account or accounts specified by Seller. The Purchase Price shall not be affected by the actual acreage of the Land, as determined by the survey obtained by Purchaser.
     3. EARNEST MONEY.
          Within five (5) business days after the Effective Date, Purchaser shall deposit the sum of Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Initial Earnest

Money”) in a joint order escrow account (“Escrow”) with Escrowee (as hereinafter defined) for the mutual benefit of the parties. At the end of the Inspection and Feasibility Period, if this Agreement has not been terminated, the Initial Earnest Money shall become non-refundable to Purchaser (except in the event of Seller’s default) and Purchaser shall deposit into the escrow the additional sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the “Additional Earnest Money”) which shall also be non-refundable to Purchaser (except in the event of Seller’s default). The Initial Earnest Money and the Additional Escrow Money are collectively called the “Earnest Money.” All of the Earnest Money shall be applicable to the Purchase Price of Parcel 2. The Earnest Money shall be invested by the Escrowee, with the interest earned, less investment costs, payable to Purchaser.
     4. CONVEYANCE.
          Conveyance by Seller to Purchaser of each Parcel the Land shall be by Special Warranty Deed (the “Deed”) in recordable form, and such Deed shall convey to Purchaser good and marketable title in fee simple to the Parcel being conveyed, subject only to (i) general taxes not yet due and payable, (ii) exceptions set forth in Exhibit B attached hereto and made a part hereof and (iii) the additional exceptions referred to in Section 5 hereof (the “Permitted Exceptions”).
     5. TITLE/SURVEY.
     A. Title Commitment. Within twenty (20) days after the Date of this Agreement, Seller shall obtain and deliver to Purchaser a Commitment for Title Insurance (the “Title Commitment”) issued on or after the date hereof by Chicago Title Insurance Company (the “Title Company”) (which may be in nominal amount) showing Seller to be in title to the Land.

     B. Survey. Prior to closing of Parcel 1, Purchaser shall obtain a staked 1999 ALTA/ACSM Land Title Survey of the Land prepared and currently certified by a registered Illinois Land Surveyor selected by Seller: (i) the exact boundaries and legal description of the Land and each of Parcels 1 and 2, (ii) any portions of the Land falling within any rights-of-way, (iii) all buildings or other structures located on the Land, (iv) all fencing or other improvements of every kind which might constitute encroachments in either direction over the boundaries, (v) all public or private utility or drainage easements or easements of passage of record and (vi) all areas which fall within any “floodplain,” designated as such by any federal, state or local authorities.
     C. Title and Survey Defects. Seller agrees that the Title Commitment shall be subject only to: (i) general taxes not yet due and payable, (ii) the exceptions listed on Exhibit B and (iii) exceptions not objected to in writing by Purchaser as provided hereunder (collectively, the “Permitted Title Exceptions”). Purchaser shall, within fifteen (15) days after the receipt of the Title Commitment, notify Seller as to those exceptions stated on the Title Commitment to which Purchaser objects and, if Purchaser has obtained the survey prior to such date, notify Seller of those matters disclosed by the Survey to which Purchaser objects. Seller shall not be obligated to incur any costs to cure or correct or cause the title insurer to insure over objectionable or unacceptable matters of title or survey disclosures, with the exception that Seller shall be responsible for releasing any liens of a definite and ascertainable amount on or before the Closing Date for any Parcel. If Seller is unable or unwilling to cure or correct or cause the title insurer to insure over objectionable or unacceptable matters of title or survey disclosures, within ten (10) days after the date of Purchaser’s notice, Purchaser may elect by written notice to terminate this Agreement in which event the Initial Earnest Money shall be returned to Purchaser and this Agreement shall be terminated except for Purchaser’s obligations to indemnify Seller and to restore the Land as provided herein (“Purchaser’s Indemnity and Restoration Obligations”). In the event no such notice is given within the time period permitted after each receipt by the Purchaser, Purchaser shall be deemed to have accepted the Title Commitment and/or the Survey and all exceptions contained in the Title Commitment and all matters disclosed by the Survey shall be deemed Permitted Exceptions, except for liens of a definite and ascertainable amount which Seller shall remove on or before the Closing Date for each Parcel. In the event the closing of the purchase of Parcel 1 occurs and only in such event, Seller shall provide a credit to Purchaser at Closing towards the Purchase Price of Parcel 1 (hereinafter defined) in the amount of Purchaser’s actual cost for obtaining the Survey. If the survey is not obtained by Purchaser within the later of (i) receipt of the Title Commitment or (ii) twenty (20) days after the Date of this Agreement, Purchaser shall have no right to object to any matters contained in the survey (except if Purchaser objects to a matter contained in the survey as a basis for terminating this Agreement prior to the expiration of the Inspection and Feasibility Period as provided in paragraph 6.D.) and all matters contained in the survey shall be Permitted Exceptions. Furthermore, if Purchaser fails to obtain the survey, Seller shall not be required to obtain Extended Coverage over matters of survey in the Title Policy delivered at the Closings.
     6. INSPECTION AND FEASIBILITY PERIOD.
     A. Purchaser shall have until forty-five (45) days after the Effective Date (the “Inspection and Feasibility Period”) to: (i) enter upon the Land, on reasonable notice to Seller and during normal business hours of Seller, to perform inspections of the Land (including the improvements located on the Land) as Purchaser deems advisable, (ii) investigate any title reports, title policies, plats, plans, engineering studies, surveys, soil boring reports and other materials as may be in the possession of Seller (the “Seller’s Materials”) as described on Exhibit C attached hereto, (iii) make investigations and tests with regard to environmental matters and such other physical matters applicable to the Land or improvements thereon and (iv) make such other investigations as Purchaser deems appropriate, including the feasibility of obtaining approvals from the Village for Purchaser’s intended residential development.
     B. Seller shall, contemporaneously with the execution of this Agreement, provide Purchaser with copies Seller’s Materials for Purchaser’s use during the Inspection and Feasibility Period. In the event this Agreement is terminated for any reason prior to the purchase of all of the Land by Purchaser, then Purchaser shall promptly return all copies of the Seller’s Materials to Seller, which shall be a condition to the return to Purchaser of any of the Earnest Money to which Purchaser may otherwise be entitled. Seller does not warrant the accuracy or completeness of such materials and shall have no liability to Purchaser if such materials are inaccurate or incomplete.
     C. From and after the Effective Date, Purchaser and its employees, agents or independent contractors shall be permitted, on reasonable notice to Seller and during normal business hours of Seller, to come on to the Land (including the improvements located on the Land) to complete any physical investigations necessary for the performance of this Agreement, including soil tests and environmental studies. Purchaser shall, at its sole cost and expense repair any damage done to the Land or any improvements thereon in the course of any such inspections, and return the Land and improvements to the same or substantially the same condition they were in prior to such inspection. Such obligation shall survive Purchaser’s termination of this Agreement. Purchaser agrees to indemnify and hold Seller harmless from and against any and all mechanics liens or other claims for the providing of material or services upon the Land in connection therewith and any other claims or causes of action arising out of any act, occurrence or omission of Purchaser or its employees, agents or independent contractors while on the Land, such obligation to survive Purchaser’s termination of this Agreement. Purchaser represents and warrants to Seller that Purchaser is presently insured under the following coverages and agrees to maintain policies providing such coverages in full force and effect in the same or greater amounts with respect to any activities hereunder which may take place on the Land during the pendency of this transaction:
(a)	Comprehensive General Liability $500,000 — $500,000 for bodily injury $500,000 — $500,000 for property damage

(b)	Commercial Umbrella Liability Policy $10,000,000 per occurrence

(c)	Workmen’s Compensation Insurance Policy Policy limits according to Illinois law
          The foregoing policies shall name Seller as an additional insured party and Purchaser shall deliver to Seller a Certificate of Insurance so providing, prior to Purchaser’s entry on to the Land.
     D. On or before the expiration of the Inspection and Feasibility Period, Purchaser shall notify Seller, in writing, whether Purchaser intends to proceed with this Agreement. If Purchaser notifies Seller that it intends to proceed, this Agreement shall continue. If Purchaser notifies Seller that it does not intend to proceed or if Purchaser gives no notice within such period, then the Initial Earnest Money shall be returned to Purchaser and this Agreement shall be terminated, except for Purchaser’s Indemnity and Restoration Obligations, and within ten (10) days after the expiration of the Inspection and Feasibility Period, and as a condition to the return of the Initial Earnest Money, Purchaser shall deliver to Seller, at no cost or expense to Seller, all documents, tests and studies completed pursuant to this Section 6, together with all plats, surveys, topographical surveys, soil tests, environmental tests, engineering and studies as may have then been prepared by or for Purchaser with respect to the Land, except for confidential financial and marketing studies, all of which shall be fully paid for. Purchaser does not warrant the accuracy or completeness of such materials and shall have no liability to Seller if such materials are inaccurate or incomplete.
     7. REZONING.
         Although there are no zoning contingencies in this Agreement, Seller may petition the Village for the rezoning of Parcels 1 and 2 for residential development, provided: (i) any rezoning by the Village of Parcel 1 or Parcel 2 or any agreements entered into by Purchaser with the Village in connection therewith shall by their terms, not be effective for either Parcel until the Closing of such Parcel, except with Seller’s consent, (ii) Purchaser shall keep Seller fully advised as to the progress of Purchaser’s efforts to rezone. Purchaser’s obligations to close on Parcels 1 and 2 shall not be contingent upon or otherwise be affected by Purchaser’s ability to achieve rezoning.
     8. REPRESENTATIONS AND WARRANTIES.
     A. Seller represents and warrants to Purchaser that the following matters are true as of the date hereof and shall be true as of the date of the Closing of each Parcel:
(i)	Seller is the sole owner of fee simple title to the Parcel being closed;

(ii)	Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(iii)	To the best of Seller’s knowledge, there are no parties in possession of the Land, nor are there parties with possessory rights in the Land, other than Seller;

(iv)	To the best of Seller’s knowledge, there are no outstanding service contracts, leases or other contracts affecting the Land or any improvements thereon; and

(v)	Seller does not require any further approvals to bind Seller to the terms of this Agreement;

(vi)	The execution and performance of this Agreement does not violate any covenants or agreements of Seller;

(vii)	To the best of Seller’s knowledge and belief, except as may be disclosed by Seller’s Materials, or except as may be disclosed by Purchaser’s investigations, there are no Hazardous Materials (hereinafter defined) on the Land;

(viii)	To the best of Seller’s knowledge and belief, except as may be disclosed by Seller’s Materials, including a letter dated July 11, 2005 from the Superintendent of Highways of Cook County, Illinois, regarding the widening of 153rd Street and improvements thereto, there are no litigation or condemnation proceedings filed against the Land and there are none threatened.
            Except as expressly set forth above, Seller has made no warranties or representations, written or oral, express or implied, in any way related to the Land including, without limitation, the condition of the Land or any improvements thereon, the presence or absence of any hazardous substances in, at, under or migrating to or from the Land, or the compliance or non-compliance of the Land or any improvements thereon with any codes, laws, ordinances, regulations or rules or the suitability or fitness for any particular purpose. Purchaser agrees to purchase the Land and any improvements located thereon in its “AS-IS” condition and acknowledges that Purchaser is relying solely on Purchaser’s own inspection of the Land and any improvements located thereon to determine whether or not to purchase the Land.
     B. Purchaser represents and warrants to Seller that the following matters are true as of date hereof and shall be true as of the date of Closing:
(i)	Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has the power and authority under its organizational documents to perform the obligations hereunder, and all actions and approvals required thereunder have been duly taken and obtained.

(ii)	The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents.
     C. The continued validity in all respects of the representations and warranties set forth in this Section 8 and elsewhere in this Agreement shall be a condition precedent to Purchaser’s and Seller’s respective obligation to close each Parcel, as hereby contemplated. The provisions of Section 12 shall govern any warranty with respect to condemnation. All representations and warranties contained in this Section 8 and elsewhere in this Agreement shall be deemed remade on and as of the Closing Date for each Parcel and shall survive for a period of one (1) year.

     9. PROVISIONS WITH RESPECT TO CLOSING.
     A. Subject to the conditions precedent contained in this Agreement, the Closing of Parcel 1 shall be eight (8) months after the Effective Date of this Agreement (the “Parcel 1 Closing Date”) and the Closing of Parcel 2 shall be sixteen (16) months after the Effective Date of this Agreement (the “Parcel 2 Closing Date”). If either Closing Date falls on a Saturday, Sunday or date on which banks in Chicago, Illinois are closed, then the Closing Date shall be on the next following business day. The Closing shall be held at the Chicago, Illinois office (“Closing”) of the Title Company through an escrow with Chicago Title and Trust Company (the “Escrowee”) pursuant to the Escrowee’s usual form of escrow agreement by the Escrowee, modified in accordance with the terms of this Agreement. Seller and Purchaser shall share equally in the cost of the escrow. The cost of any “New York Style Closing” or “gap closing” shall be shared equally by Seller and Purchaser. All the documents referred to in subsection B. of this Section 9, the Purchase Price and possession of the Parcel shall be delivered on the Closing Date. On the Closing Date for a Parcel when the Title Company issues (or commits in writing to issue) its Title Policy pursuant to Section 9.B. herein below, the Escrowee shall disburse the net proceeds of sale to Seller and Seller shall deliver possession of the Parcel to Purchaser.
     B. Seller shall deliver or cause the Title Company to deliver (or commit to deliver) to Purchaser, prior to the disbursement by the Title Company of the Purchase Price for a Parcel an ALTA Form 1992 owner’s title insurance policy in the amount of the Purchase Price for the Parcel being closed, with extended coverage over the general exceptions issued by the Title Company, containing no exceptions other than the Permitted Exceptions (the “Title Policy”). Any additional endorsements to title required by Purchaser shall be obtained and paid for by Purchaser and shall not be a condition to Closing. Seller shall pay the cost of the Title Policy and the cost for extended coverage over the general exceptions. Purchaser shall be responsible to pay for all other endorsements.
     C. On or before the Closing for each Parcel, Seller shall deliver the following to Escrowee, all in form and substance reasonably satisfactory to Purchaser:
(i)	The Deed duly executed and acknowledged by Seller, conveying to Purchaser, title to the Parcel, in proper form for recording and subject only to the Permitted Exceptions;

(ii)	ALTA Statement and other documents required by the Title Company for clearance of all exceptions to title other than the Permitted Exceptions;

(iii)	Seller’s gap undertaking (if required by the Title Company for issuance of the Title Policy at Closing);

(iv)	State of Illinois, Cook County and Village of Orland Park real estate transfer tax declarations, if applicable;

(v)	A certificate with respect to Seller’s non-foreign status sufficient to comply with Section 1445 of the Internal Revenue Code and the regulations promulgated thereunder;

(vi)	Two executed copies of the closing statement; and

(vii)	Any other closing documents normal and customary for a transaction of this nature.
     D. At the Closing, Purchaser shall deliver the following:
(i)	The balance of the Purchase Price;

(ii)	State of Illinois, Cook County and Village of Orland Park real estate transfer tax declarations, if applicable;

(iii)	Two executed copies of the closing statement; and

(iv)	Any other closing documents normal and customary for a transaction of this nature.
     E. Seller shall pay all costs incurred in obtaining the Title Commitment, the Title Policy with extended coverage over the general exceptions and the Survey, recording releases of any existing liens, and all state and county transfer taxes imposed in connection herewith. Purchaser shall pay all costs incurred in obtaining all other endorsements for issuance of the Title Policy and all fees for recording the Deed and mortgage. Local transfer taxes, if any, shall be paid by the party designated by applicable ordinance. The fees and expenses of Seller’s designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser’s designated representatives, accountants and attorneys shall be borne by Purchaser.
     F. Possession of each Parcel shall be given to Purchaser at the Closing of that Parcel.
     10. ADJUSTMENTS.
     A. All proratable items for each Parcel, if any, other than general real estate taxes shall be prorated as of the Closing Date for each Parcel, and such prorations shall be final unless otherwise agreed in writing by the parties.
     B. General real estate taxes for each Parcel not due and payable at the time of Closing of that Parcel shall be adjusted pro rata on a per diem basis as of the Closing Date for that Parcel on the basis of 105% of the most recent ascertainable taxes, it being understood that for the purposes of prorations and adjustments, Seller shall be deemed the owner of a Parcel on the day immediately preceding the Closing Date for that Parcel and Purchaser shall be deemed the owner of the Parcel as of the Closing Date for that Parcel. Such general real estate tax proration shall be final at the time of Closing. In the event either Parcel does not have a separate property index number of numbers, the parties shall calculate the tax proration on an acreage basis, taking into consideration and adjusting for the improvements located on the acreage.
     11. REMOVAL OF PERSONAL PROPERTY, FIXTURES, EQUIPMENT AND COMPONENTS OF BUILDINGS.
     The parties acknowledge that Purchaser is purchasing the Land for purposes of redevelopment and intends to demolish and remove the buildings and other improvements located thereon, upon acquisition, and that such buildings and other improvements have no value to Purchaser. Accordingly, Purchaser agrees that prior to the Closing of a Parcel, Seller may remove any and all personal property, fixtures, equipment or components of any building or other improvement on the Parcel, so long as (i) the removal does not affect the structural integrity of any building or create unsafe conditions in the building and (ii) such removal does not delay any closing. Seller agrees to indemnify and hold Purchaser harmless from and against any and all mechanics’ liens or other claims for the providing of material or services upon the Land in connection therewith and any other claims or causes of action arising out of any act, occurrence or omission of Seller or its employees, agents or independent contractors while on the Land. Within fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser a list of any and all personal property, fixtures, equipment or components of any building or other improvements on the Parcels that Seller intends to remove.
     12. CONDEMNATION.
     In the event between the Effective Date and the date of Closing of either Parcel any condemnation or eminent domain proceedings are initiated which might result in the taking of a material portion of that Parcel, so as to materially interfere with Purchaser’s intended use of this

Parcel, Purchaser may elect (a) to terminate this Agreement, in which event all rights and obligations of the parties hereunder shall cease, except for Purchaser’s Indemnification and Restoration Obligations, and any Earnest Money in escrow shall be returned to Purchaser or (b) to consummate the closing of the Parcel, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings with respect to that Parcel. Seller shall immediately notify Purchaser in writing of the occurrence of any condemnation or eminent domain proceedings. Purchaser shall then notify Seller, within fifteen (15) days of Purchaser’s receipt of Seller’s notice, whether Purchaser elects to exercise its rights under clause (a) or clause (b) of this Section 12. If no election is made within such 15 days, Purchaser shall be deemed to have elected to close that Parcel. Purchaser’s right to terminate hereunder shall not apply to any taking by the Cook County Highway Department of right of way for the widening of 153rd Street or improvements thereto.
     13. REMEDIES.
     A. In the event Seller is in default of any provisions of this Agreement, and has failed to cure such default within ten (10) days after receipt of written notice from Purchaser of such default, Purchaser may, as its sole remedy, either (i) elect to enforce the terms of this Agreement by an action of specific performance, or (ii) on written notice to Seller, terminate this Agreement, in which case, Seller shall cause the Earnest Money or any portion thereof then in Escrow to be returned to Purchaser. In the event of such termination, Purchaser shall not have any right to any lien or claim with respect to the Property, or to any damages, including consequential, incidental or indirect damages.

     B. In the event Purchaser is in default of any provisions of this Agreement, and has failed to cure such default within ten (10) days after receipt of written notice from Seller of such default, the Earnest Money or any portion thereof as may be in the Escrow shall be paid to Seller as liquidated damages and the parties shall jointly direct the Escrowee to make such payment to Seller. In such event, Purchaser shall deliver to Seller, at no cost or expense to Seller, all documents tests and studies completed pursuant to Section 6, together with all plats, surveys, topographical surveys, soil tests, environmental tests, engineering and studies as may have then been prepared by or for Purchaser with respect to the Land, except for confidential financial and marketing studies, all of which shall be fully paid for. Purchaser does not warrant the accuracy or completeness of such materials and shall have no liability to Seller if such materials are inaccurate or incomplete. In the event Seller is required to expend attorneys’ fees to recover the Earnest Money from escrow, Purchaser shall also pay the amount of the attorneys’ fees so expended. Notwithstanding the foregoing, Purchaser shall also remain liable to Seller for Purchaser’s Indemnity and Restoration or other obligations of Purchaser under this Agreement that are intended to survive the termination of this Agreement. In order to cure a monetary default, Purchaser shall pay in addition to the amount owed, interest thereon at the rate of ten percent (10%) per annum from the due date to the date of payment.
     14. MODIFICATIONS, WAIVERS, ETC.
     A. Each Party reserves the right to waive any of the conditions precedent to its obligations hereunder. No such waiver, and no modification, amendment, discharge or change of this Agreement, except as otherwise provided herein shall be valid unless the same is in writing and signed by the party against which the enforcement of such modifications, waiver, amendment, discharge or change is sought.

     B. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.
     15. NOTICES.
          All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served (a) on the date of delivery, if delivered by hand, (b) on the third business day following mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, (c) on the first business day following delivery to an overnight courier, if served by overnight courier, or (d) on the date of confirmed transmission, if sent by facsimile and received not later than 4:00 p.m. or on the next business day if received after 4:00 p.m. Notices shall be addressed as follows:

If intended for Seller:	Andrew Corporation
10500 W. 153rd Street
Orland Park, Illinois 60462
Tele No.: (708) 873-8551
Fax No.: (708) 349-5287
Attention: M. Jeffrey Gittelman

With a copy to:	Gardner Carton & Douglas LLP
191 North Wacker Drive
Suite 3700
Chicago, Illinois 60606-1698
Tele No: (312) 569-1227
Fax No.: (312) 569-3227
Attention: Katherine N. O’Connell

If intended for Purchaser:	Kimball Hill Suburban Centers, LLC
445 West Erie
Suite 200
Chicago, IL 60610
Tele No.: (312) 654-1421
Fax No.: (312) 654-1846
Attention: William F. Purcell, President

With a copy to:	Kimball Hill Homes Illinois, LLC
5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008
Tele No. (847) 631-7033
Fax No. (847) 981-2980
Attention: Sherry Holland, Senior Counsel

With a copy to:	Holland & Knight LLP
131 South Dearborn Street
30th Floor
Chicago, IL 60603
Tele No.: (312) 715-5721
Fax No.: (312) 578-6666
Attention: James Moehling
Either party may change its address for purposes of receipt of any such communication by giving three (3) days’ written notice of such change to the other party in the manner above prescribed.
     16. AS-IS, WHERE-IS.
          NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT, EXCEPT AS MAY OTHERWISE BE THE SUBJECT OF A SPECIFIC REPRESENTATION OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT, PURCHASER IS PURCHASING THE LAND AND ALL IMPROVEMENTS LOCATED THEREON IN AN “AS-IS” AND “WHERE-IS” CONDITION “WITH ALL FAULTS” AND ALL PHYSICAL LATENT OR PATENT DEFECTS AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE SELLER EXCEPT AS MAY BE SET FORTH IN THE DEED. PURCHASER ACKNOWLEDGES THAT

PURCHASER HAS NOT RELIED, AND IS NOT RELYING UPON ANY INFORMATION, DOCUMENT, MAPS OR SKETCHES, PROJECTION, PRO FORMA, STATEMENT, REPRESENTATION, GUARANTEE OR WARRANTY (WHETHER EXPRESS OR IMPLIED, OR ORAL OR WRITTEN, MATERIAL OR IMMATERIAL) THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF THE SELLER (EXCEPT AS PROVIDED HEREIN). PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S RESPONSIBILITY TO UNDERTAKE SUCH DUE DILIGENCE AND TO MAKE SUCH LEGAL, FACTUAL AND OTHER INQUIRIES AND INVESTIGATIONS AS PURCHASER DEEMS NECESSARY, DESIRABLE OR APPROPRIATE WITH RESPECT TO ACQUIRING THE LAND AND ALL IMPROVEMENTS LOCATED THEREON, INCLUDING WITH RESPECT TO THE PHYSICAL COMPONENTS OF ALL PORTIONS OF THE LAND AND ALL IMPROVEMENTS LOCATED THEREON, THE CONDITION OF THE LAND AND ALL IMPROVEMENTS LOCATED THEREON, INCLUDING THE EXISTENCE OF ANY HAZARDOUS, DANGEROUS, OR TOXIC WASTE, SUBSTANCE OR CONSTITUENT AS DEFINED IN OR REGULATED BY ANY FEDERAL, STATE, OR LOCAL LAW, ORDINANCE OR REGULATION (“HAZARDOUS MATERIALS”), AND THE VALUE AND MARKETABILITY OF THE LAND AND ALL IMPROVEMENTS LOCATED THEREON. THIS ACKNOWLEDGEMENT SHALL SURVIVE CLOSING.
     17. PURCHASER’S RELEASE AND INDEMNITY.
          Purchaser expressly indemnifies, holds harmless, and releases Seller from, against, and in respect of any and all alleged or actual liabilities, obligations, claims, damages, costs, and expenses (including attorneys’ fees, fines, penalties, consequential damages, and remedial costs) known or unknown, suspected or unsuspected, now or hereafter existing or discovered, whether arising before, at, or after the Closing Date, which in any manner or way arise out of, are related to, or incurred in connection with:
(i)	the physical condition of the Land or any improvements thereon (including seismic, structural, or geotechnical condition);

(ii)	the environmental condition of the Land or any improvements thereon;

(iii)	the release from or migration to the Land or any improvements of any hazardous substance at any time prior to, on, or after the Closing Date or the presence, discharge, or disposal by any person or entity of any hazardous substances which are now, or have been, or may at any future time be present on or about the Land or any improvements thereon or have been or may be deposited at, disposed on, or released or migrated onto or from the Land or any improvements thereon; and

(iv)	the cost of any remediation, cleanup, or other response with regard to environmental conditions at the Land or any improvements thereon resulting from conditions at the Land or any improvements thereon prior to, on, or after the Closing Date.
Purchaser acknowledges and agrees that the foregoing indemnity, hold harmless, waiver and release includes all rights and claims of Purchaser against Seller pertaining to the condition of the Land or any improvements thereon, whether heretofore or now existing or hereafter arising or which could, might, or may be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, or are connected with, or relate to, the condition of the Land or any improvements thereon. This foregoing indemnity shall survive Closing, provided, however, that the indemnities, hold harmlesses and releases given hereunder shall not apply to any matters or conditions caused by the acts or omissions of Seller.
     18. BROKERS.
          Seller and Purchaser represent each to the other that each has had no dealings with any broker, or finder other than The Staubach Company concerning Purchaser’s purchase of the Land. Seller and Purchaser each hereby agrees to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees) incurred by the other as a result of any claim for a commission, finder’s fee or similar compensation made by any other broker, finder or any party, who claims to have dealt with such party. The representations and warranties contained in this Section 18 shall survive the Closing. Seller shall pay to The Staubach Company a brokerage commission pursuant to its separate commission agreement with such broker.
     19. GUARANTY. Contemporaneously with the execution of this Agreement, Purchaser shall cause its related entity, Kimball Hill, Inc., to execute and deliver to Seller a Guaranty which guarantees Purchaser’s performance of all of its covenants and obligations under this Agreement.
     20. MISCELLANEOUS.
     A. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Purchaser may not assign this Agreement, and any such assignment in contravention hereof shall be null and void.

     B. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidation of one or more of the terms of this Agreement shall not affect the validity of the remaining terms.
     C. Whenever in this Agreement words, including pronouns, are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Agreement that are singular shall be read as plural whenever the latter should so apply and vice versa.
     D. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one Agreement.
     E. Time is of the essence of this Agreement.
     F. Each individual executing this Agreement on behalf of a party hereto hereby warrants that he or she has full authority to execute and deliver this Agreement on behalf of such party and to consummate or cause the consummation of the obligations of such party contained herein.
{SIGNATURE PAGE TO FOLLOW}

     IN WITNESS WHEREOF, Seller and Purchases have caused this Agreement to be executed as of the date set forth above.

SELLER:	PURCHASER:

ANDREW CORPORATION,	KIMBALL HILL SUBURBAN
an Illinois corporation	CENTERS, L.L.C.,
an Illinois limited liability company

By: /s/ M. J. Gittelman	By: /s/ William Long

Its: Vice President and Treasurer	Its: President

Date: August 29, 2005	Date: August 29, 2005

23

EXHIBIT A
LEGAL DESCRIPTION OF THE LAND
PARCEL 1:
THAT PART OF THE SOUTHEAST QUARTER OF SECTION 8 AND THE SOUTHWEST QUARTER OF SECTION 9, ALL IN TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 89 DEGREES 50 MINUTES 57 SECONDS EAST ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, 1308.56 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00 DEGREES 21 MINUTES 04 SECONDS WEST, 190.09 FEET; THENCE NORTH 12 DEGREES 40 MINUTES 56 SECONDS EAST, 55.95 FEET TO A CORNER OF CRYSTAL TREE, BEING A SUBDIVISION OF PART OF THE EAST HALF OF SAID SECTION 8 ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 23, 1987, AS DOCUMENTS LR3653642 AND 87520779; THENCE NORTH 01 DEGREES 02 MINUTES 07 SECONDS EAST ALONG A LINE OF SAID SUBDIVISION, 198.33 FEET; THENCE SOUTH 88 DEGREES 48 MINUTES 05 SECONDS EAST ALONG THE SOUTHERLY LINE OF SAID SUBDIVISION, 1208.71 FEET TO THE SOUTHEAST CORNER OF SAID SUBDIVISION; THENCE SOUTH 88 DEGREES 48 MINUTES 06 SECONDS EAST ALONG THE SOUTH LINE OF WEDGEWOOD TRAILS, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SAID SECTION 9 ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 17, 1979 AS DOCUMENT 25149463, 392.83 FEET TO THE WESTERLY LINE OF THE NORFOLK AND WESTERN RAILROAD (FORMERLY THE WABASH ST. LOUIS AND PACIFIC RAILROAD); THENCE SOUTH 18 DEGREES 45 MINUTES 55 SECONDS WEST ALONG THE WESTERLY LINE OF SAID RAILROAD, 955.71 FEET TO THE SOUTH LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 9; THENCE NORTH 89 DEGREES 50 MINUTES 56 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 88.44 FEET TO THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 8; THENCE NORTH 89 DEGREES 50 MINUTES 57 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, 1330.67 FEET TO THE POINT OF BEGINNING IN COOK COUNTY ILLINOIS.
PARCEL 2:
THAT PART OF THE NORTHWEST QUARTER OF SECTION 16 AND THE NORTHEAST QUARTER OF SECTION 17, ALL IN TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS

COMMENCING AT THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 17; THENCE SOUTH 89 DEGREES 50 MINUTES 57 SECONDS EAST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER, 1308.56 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEGREES 50 MINUTES 57 SECONDS EAST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER, 1330.67 FEET TO THE NORTHEAST CORNER OF SAID NORTHEAST QUARTER; THENCE SOUTH 89 DEGREES 50 MINUTES 56 SECONDS EAST ALONG THE NORTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 16, 88.44 FEET TO THE WESTERLY LINE OF THE NORFOLK AND WESTERN RAILROAD (FORMERLY THE WABASH, ST. LOUIS AND PACIFIC RAILROAD); THENCE SOUTH 18 DEGREES 45 MINUTES 55 SECONDS WEST ALONG SAID WESTERLY LINE 221.74 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY ALONG SAID WESTERLY LINE AND A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 4061.00 FEET AN ARC DISTANCE OF 634.25 FEET (THE CHORD OF SAID CURVE BEARING SOUTH 14 DEGREES 17 MINUTES 27 SECONDS WEST); THENCE SOUTH 09 DEGREES 48 MINUTES 59 SECONDS WEST ALONG SAID WESTERLY LINE, 1559.19 FEET; THENCE NORTH 89 DEGREES 23 MINUTES 39 SECONDS WEST, 818.84 FEET; THENCE NORTH 37 DEGREES 39 MINUTES 03 SECONDS WEST, 698.47 FEET; THENCE NORTH 00 DEGREES 40 MINUTES 03 SECONDS EAST, 489.51 FEET TO THE CENTERLINE OF 153RD STREET AS DESCRIBED IN DOCUMENTS 15558695 AND 15558696 RECORDED MARCH 3, 1953, IN COOK COUNTY ILLINOIS; THENCE NORTH 00 DEGREES 01 MINUTES 19 SECONDS WEST 836.31 FEET; THENCE NORTH 56 DEGREES 03 MINUTES 28 SECONDS EAST 223.86 FEET; THENCE NORTH 76 DEGREES 51 MINUTES 18 SECONDS EAST 134.31 FEET; THENCE NORTH 00 DEGREES 21 MINUTES 04 SECONDS WEST, 321.08 FEET TO THE POINT OF BEGINNING IN COOK COUNTY, ILLINOIS.

EXHIBIT B
TITLE EXCEPTIONS INCLUDED IN THE
PERMITTED EXCEPTIONS
1.	General taxes net yet due and payable.

2.	All matters contained in Chicago Title Insurance Company Commitment Number 1401-008278876 dated May 13, 2005 (except Exception Numbers 6, 7, 8, 9 and 10).

3.	All matters contained in or disclosed by the survey obtained by Purchaser.

EXHIBIT C
SELLER’S MATERIALS
1.	Chicago Title Insurance Company Commitment Number 1401-008278876 dated May 13, 2005.

2.	Copies of the Documents of Record referred to in Commitment for Title Insurance Number 1401-008278876 dated May 13, 2005.

3.	Survey from Patterson Engineering dated March 17, 2003.

4.	CD disc delivered August 24, 2005 to James Moehling at Holland and Knight and all matters contained therein.